Exhibit 10.2

MAXYGEN, INC.

AMENDMENT TO STOCK OPTION AGREEMENTS

This AMENDMENT TO STOCK OPTION AGREEMENTS (the “Amendment”), dated                     , 2006, is made by and between MAXYGEN, INC., a Delaware corporation (the “Company”), and                      (the “Executive”).

WHEREAS, the Company and the Executive have entered into certain Stock Option Agreements listed on Exhibit A hereto (collectively, the “Stock Option Agreements”); and

WHEREAS, the Compensation Committee of the Board of Directors of the Company believes that it is in the best interests of the Company’s stockholders to amend the Stock Option Agreements as provided below.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Company and the Executive agree as follows:

1. Section 5.2 of each Stock Option Agreement is hereby amended to provide in its entirety as follows:

“5.2 In the event of termination of Optionee’s continuous status as an employee, director or consultant following a Change of Control of the Company, the post-termination exercise period of Executive’s outstanding stock option award shall extend to the later of the fifteenth day of the third month following the date at which, or December 31 of the calendar year in which the stock option would otherwise have expired but for this extension, based on the terms of the stock option on its grant date; provided, however, that in the event final Treasury Regulations under Code Section 409A permit a longer extension without resulting in the imposition of an additional tax under Code Section 409A, the stock option shall provide for such greater post-termination exercise period; provided, further, that in no event shall the term of the stock option be extended longer than its original maximum term.”

2. Section 5.4 is amended by deleting the existing subsection (iv) and inserting new subsection(s) (iv) and (v) as follows:

“or (iv) payment by net exercise, or (v) payment by a combination of the methods of payment permitted by subparagraph 5.4(i) through 5.4(iv) above.”

3. For purposes of this Agreement, Change of Control shall have the meaning set forth in that certain Change of Control Agreement entered by the Company and the Executive dated March 3, 2003, as subsequently amended, including, without limitation, any amendment thereto after the date of this Amendment.

4. Except as expressly provided herein, the terms of each Stock Option Agreement shall remain in full force and effect.

MAXYGEN, INC.

By:
Louis Lange, Chairman of Maxygen
Compensation Committee

THE EXECUTIVE

Exhibit A

Stock Option Agreements

Grant Date

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